STOCK OPTION AGREEMENT
                       NIKE, INC. 1990 STOCK INCENTIVE PLAN

       THIS STOCK OPTION AGREEMENT is made as of _______________, 2000 between NIKE, Inc., an Oregon corporation (the "Company"), and ________________ (the "Optionee").

       On __________________, 2000 the Compensation Plan Subcommittee of the Board of Directors of NIKE, Inc. instructed the Company to grant Optionee a stock option (the "Option") under the NIKE, Inc. 1990 Stock Incentive Plan (the "Plan") and on the terms and conditions set forth below and in the Plan.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

       1. The Company hereby grants Optionee the right and option to purchase all or any part of an aggregate of ______ shares (the "Shares") of the Company's authorized and unissued Class B Common Stock at the exercise price of $________ per Share.

       2. Subject to reductions in the Option period as provided in the Plan in the event of termination of service or death of Optionee, the Option shall continue in effect through ____________, 20__. Optionee's right to purchase the Shares pursuant to the Option shall accrue with respect to 100% of the Shares on the first anniversary date of this Agreement. Once acquired, such rights shall continue for as long as the Option remains in effect. Optionee's accrued rights under the Option may be exercised from time to time in whole or in part for as long as the option remains in effect, provided that the Option may not be exercised for fractional shares.

      3. The Company hereby designates the Option to be a non-statutory stock option rather than an Incentive Stock Option, as defined in Section 422A of the United States Internal Revenue Code of 1986, as amended.

      4. As a condition to the grant of the Option and the issuance of Shares covered by the Option, Optionee agrees to timely pay, without reimbursement by the Company, all national and local taxes at any time imposed on, or required to be withheld by the Company as a result of, the grant, vesting, exercise, or sale of the Option or the Shares.

      5. All rights hereunder are subject to the terms and conditions set forth in the Plan.

      IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement in duplicate as of the day and year written above.

NIKE, Inc.                                      Optionee



_______________________________                  _____________________________
Philip H. Knight,
  Chairman of the Board of Directors